Exhibit 23.2



                    CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Competitive Technologies, Inc. on Forms S-8 and the related prospectuses (No. 2-69835 and No. 33-87756) pertaining to the Key Employees' Stock Option Plan, on Form S-8 and the related prospectus (No. 33-10528) pertaining to the Key Employees' Stock Option Plan and the Directors' Stock Participation Plan, on Form S-8 and the related prospectus (No. 33-44612) pertaining to the Key Employees' Stock Option Plan, Directors' Stock Participation Plan and Employees' Common Stock Retirement Plan and on Form S-8 and the related prospectus (No. 33-48081) pertaining to Common Stock Purchase Warrants dated October 22, 1990 of our report dated October 16, 1995, on our audit of the financial statements of Knowledge Solutions, Inc. as of June 30, 1995 and for the year ended June 30, 1995, which report is included in this Annual Report on Form 10-K.


                                  S/   Coopers & Lybrand L.L.P.
                                  COOPERS & LYBRAND L.L.P.


Stamford, Connecticut
October 26, 1995